UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 1.01     Entry into a Material Definitive Agreement.

Effective September 30, 2009, Technology Research Corporation (the “Company”) and Wachovia Bank, National Association (“Wachovia”), entered into the First Amendment to the Amended and Restated Loan Agreement (“Loan Agreement”) and Promissory Note dated that same date (the “Replacement Note”).  The Replacement Note provides for an interest rate equal to the LIBOR Market Index Rate plus 2.10%, through December 31, 2009.  Thereafter, the interest rate will be reset quarterly as follows:

If Funded Debt/EBITDA Ratio Is:	The LIBOR Spread (basis points) shall be:

< 1.50:1.00	210
≥ 1.50:1.00 < 2.00:1.00	240
≥ 2.00:1.00	270

As a result, effective for the quarter beginning on January 1, 2010 and continuing thereafter, the interest rate on the Replacement Note will be reset at a rate equal to the LIBOR Market Interest Rate plus the applicable LIBOR Spread for such quarter.  The Loan Agreement extends the maturity date of its Amended and Restated Loan Agreement that was entered into as of December 22, 2005 and thereafter extended in 2006 and 2007.  The current extension is until September 30, 2011.  The Loan Agreement reduces the Company’s existing $6,000,000 credit facility to $3,000,000.

The revolving line of credit can be used for working capital and general corporate purposes.  Revolving loans may be borrowed, repaid and re-borrowed until September 30, 2011, at which time all amounts borrowed must be repaid.  The Loan Agreement obligates the Company to pay a customary unused facility fee for a credit facility of this size.

The revolving loans under the Loan Agreement are secured by a continuing security interest in most of the Company’s key assets including accounts and notes receivable, inventory, investments, demand deposit accounts maintained with the Company’s lender and 65% of the voting stock of Technology Research Corporation/Honduras, S.A. DE C.V., the Company’s wholly-owned subsidiary.

The Loan Agreement requires the Company to maintain on a consolidated basis  (i) a total liabilities to tangible net worth ratio of not more than 1.0 to 1.0, measured quarterly, (ii) a fixed charge coverage ratio of 1.50 to 1.00 measured quarterly on a rolling four-quarter basis, (iii) a funded debt to EBITDA ratio of not more than 2.5 to 1.0 measured quarterly on a rolling four quarter basis and contains customary affirmative and negative covenants of the Company for a credit facility of this size and type.

The Loan Agreement includes customary events of default that include, among other things, non-payment of principal, interest or obligations under the note, violations of covenants, the occurrence of a material adverse change in the business of the Company, bankruptcy and insolvency events, defaults under material agreements and inaccuracy of representations and warranties.  This description of the Loan Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As of the date of this filing, the Company is not indebted to Wachovia for any borrowings under the Loan Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement”, is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit 10.1 —	First Amendment to the Amended and Restated Loan Agreement by and between Technology Research Corporation and Wachovia Bank, N.A.

Exhibit 10.2 —	Promissory Note payable by Technology Research Corporation to Wachovia Bank, N.A.

Exhibit 10.3 —	Security Agreement by and between Technology Research Corporation and Wachovia Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: October 6, 2009                                                                 By: /s/ Thomas G. Archbold
                                                                                                      Thomas G. Archbold, VP of Finance, CFO